EXHIBIT 15.3

Consent of Independent Registered Public Accounting Firm

Retalix Holdings, Inc.
Plano, Texas

We consent to the incorporation by reference into the Registration Statements on Form S-8 (Registration Nos. 333-09840, 333-12146, 333-14238, 333-109874 and 333-118930) of Retalix Ltd. of our report dated July 21, 2006, with respect to the consolidated financial statements of Retalix Holdings Inc. for the year ended December 31, 2004, included in this Annual Report on Form 20-F of Retalix Ltd for the fiscal year ended December 31, 2006.

/s/ Mayer Hoffman McCann P.C.
San Diego, California
June 21, 2007